UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

Veris Residential, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

This Schedule 14A relates solely to preliminary communications made prior to furnishing stockholders of Veris Residential, Inc., a Maryland corporation (the “Company”) with a definitive proxy statement related to the proposed transaction with AC Residential Acquisition LP, a Delaware limited Partnership (“Parent”), AC Residential REIT LLC, a Delaware limited liability company (“Merger Sub I”), AC Residential OP LP, a Delaware limited partnership (“Merger Sub II”, together with Merger Sub I, the “Merger Subs”) and Veris Residential, L.P., a Delaware limited partnership and the operating partnership of the Company (the “Company Partnership”) upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of February 23, 2026, by and among the Company, Parent, Merger Subs and the Company Partnership.

1. The following was a communication sent to the Company’s employees on February 23, 2026:

AN IMPORTANT UPDATE ON VERIS’S FUTURE

Dear colleagues,

I hope you and your families are staying safe and warm during today's winter storm. I'm writing to share significant news about the future of Veris Residential.

This morning, we announced that Veris has agreed to be sold to a group of investors, with the expectation that the portfolio will be third-party managed by RHO Residential.

You can read the full press release regarding the sale here.

I know you'll have questions about what this means for you. Please take a few minutes to watch my video message below.

[VIDEO]

VIDEO SCRIPT - MAHBOD NIA

Team,

I wanted to share this news with you personally because it affects all of us, and in our company’s spirit of transparency, you deserve to hear it directly from me.

This morning, we announced that Veris has agreed to be sold to a group of investors, who will become the future owners of the company. The sale is expected to close in the coming months, and until then, we will continue to operate as usual, offering the same exceptional resident experiences you have all provided over the last five years.

I want to acknowledge what many of you are likely feeling right now. This is an incredibly significant announcement. It's okay to feel uncertain, to have questions, to need time to process.

Let me tell you what I know to be true.

This team has built something remarkable. We transformed this company from the ground up—refining our operations, strengthening our balance sheet, and creating a platform and a culture we can all be proud of. Our operating margins, our resident experience, our reputation in the market—that's all because of you. Every single one of you contributed to what we've created.

The past five years has been a remarkable journey for this company. What we have achieved is a rare and notable success story. A story that has been shaped by the daily commitment and contribution of each individual and us collectively as a team.

I'm proud of what we've accomplished together. And I want you to be proud of it too. What you've built here, the experience you've gained, the track record you can point to—that's a significant achievement.

Over the past five years, we've faced significant challenges—and you've risen to meet them every time. From the outside, it looked impossible to have achieved everything we have, especially for a company of our size. I would have loved nothing more than to continue building this company with you. But the reality is that our ability to continue growing as a public company is limited by market conditions outside of our control, not by our platform or our people. After looking at every option, we concluded that this transaction is the best option for our investors.

We don’t have answers to every question right now, but we are committed to working closely with the company’s future owners over the coming months to ensure a smooth transition and to keep you informed as details develop.

In the meantime, your department head and we, the leadership team, are here for you. Our doors are open.

Thank you for your trust, your hard work, and your commitment to this company. Thank you for making me feel welcome and a part of this family since the beginning. I care deeply about this company and our wonderful employees. Leading you has been the greatest honor of my career. Getting to know so many of you has been an incredible blessing that I hope will carry into the future.

Thank you.

EMAIL - CLOSING

What Comes Next

In the coming days, your department head will schedule time to speak with you individually about what this transition means for you specifically, including details on retention and support.

Resources

A Transaction Resource Center has been created on the Nest, where you'll find messaging guidance for residents and vendors, as well as FAQs and additional resources.

A Note on Confidentiality

This message and all related internal communications are strictly confidential and must not be shared outside the company under any circumstances. This includes forwarding messages to personal email addresses. Taryn Fielder will be reaching out to you shortly with more information regarding your responsibilities as an employee.

If you receive questions from residents and vendors, please share the approved messaging available on the Nest. As noted above, a Transaction Resource Center has been created on the Nest where you can access this message and additional resources as they become available.

We expect continued press attention on this situation, and as such, request that any inquiries from the media, residents, or any other party outside of Veris Residential regarding this matter, be immediately directed to Anna Malhari, Nicole Jones and Abigail Renaud, who will ensure the inquiry is handled in an appropriate manner.

Sincerely,

Mahbod

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act. Such forward-looking statements relate to, without limitation, the proposed transaction, our future economic performance, plans and objectives for future operations, and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “assume,” “believe,” “contemplate,” “could,” “intend,” “predict,” “would,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue” or comparable terminology, although not all forward-looking statements contain these identifying words.

Forward-looking statements are inherently subject to certain risks, trends, changes in circumstances and uncertainties, many of which we cannot predict with accuracy and some of which we may not anticipate, including, but not limited to: (i) historical financial information may not be representative of future results; (ii) the completion of the proposed transaction on the anticipated terms and timing, or at all, including obtaining stockholder approval, and the satisfaction of other conditions to the completion of the proposed transaction as well as the failure to realize anticipated benefits of the proposed transaction; (iii) there may be significant transaction costs in connection with the proposed transaction and the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (iv) there may be liabilities that are not known, probable or estimable at this time or unexpected costs, charges or expenses; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction, including in circumstances requiring the Company to pay a termination fee; (vi) any effect of the announcement of the proposed transaction on the Company’s ability to operate its business and retain and hire key personnel and to maintain favorable business relationships; (vii) the proposed transaction may result in the diversion of management’s time and attention from ordinary course business operations to issues relating to the proposed transaction; (viii) certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (ix) unfavorable outcome of legal proceedings related to the proposed transaction; (x) the risk that the Company’s share price may decline significantly if the proposed transaction is not consummated; (xi) legislative, regulatory and economic developments; (xii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism, outbreaks of war or hostilities or public health issues, as well as management’s response to any of the aforementioned factors; and (xiii) other risks and uncertainties detailed in periodic reports that the Company files with the Securities and Exchange Commission (the “SEC”).

There can be no assurance that the proposed transaction will be completed, or if it is completed, that it will close within the anticipated time period. While the list of factors presented here is, and the list of factors presented in the proxy statement, in preliminary and definitive form, on Schedule 14A (the “Proxy Statement”) will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties and should be read in conjunction with the other forward-looking statements. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. The forward-looking statements relate only to events as of the date on which the statements are made and we undertake no obligation to update, and expressly disclaim any obligation to update, any forward-looking statements, or any other information in this communication, whether resulting from developments, circumstances or events that arise after the date the statements are made, new information, or otherwise. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we may have expressed or implied by these forward-looking statements. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement. You should specifically consider the factors identified in this communication that could cause actual results to differ. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.

Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved as anticipated or that our results, estimates or assumptions will be correct. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements, many of which are beyond the Company’s control. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise, except as required under applicable law.

Additional Information and Where to Find It; No Offer or Solicitation;

In connection with the proposed Merger, the Company intends to file relevant materials with the SEC, including a Proxy Statement. This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed merger. STOCKHOLDERS OF THE COMPANY ARE ADVISED TO CAREFULLY READ THE PROXY STATEMENT AND ANY OTHER DOCUMENTS FILED OR TO BE FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGERS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGERS BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED MERGERS AND THE BUSINESS TO BE CONDUCTED AT THE SPECIAL MEETING OF STOCKHOLDERS. All such documents, when filed, may be obtained free of charge at the SEC’s website (http://www.sec.gov). These documents, once available, and the Company’s other filings with the SEC also will be available free of charge on the Company’s website at https://investors.verisresidential.com/sec-filings.

This communication is also not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

The Company, its directors and certain of its executive officers and employees may be deemed participants in the solicitation of proxies from stockholders in connection with the proposed merger. Information regarding the names of the Company’s directors and executive officers and certain other individuals and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s definitive proxy statement on Schedule 14A for its 2025 annual meeting of stockholders, filed with the SEC on April 29, 2025 (the “2025 Definitive Proxy”), which is available here, and the Company’s Form 8-K, filed with the SEC on July 23, 2025, which is available here. Please refer to the sections captioned “Directors and Executive Officers,” “Compensation Discussion and Analysis,” “Executive Compensation” and “Potential Payments Upon Termination or Change of Control” in the 2025 Definitive Proxy for more information. To the extent that certain Company participants or their affiliates have acquired or disposed of security holdings since the “as of” date disclosed in the 2025 Definitive Proxy, such transactions have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Form 4 or amendments to beneficial ownership reports on Schedules 13D filed with the SEC, which are available at: https://www.sec.gov/cgi-bin/browse-edgar?CIK=0000924901&owner=exclude. Such filings, the 2025 Definitive Proxy and the aforementioned Form 8-K are available free of charge on the Company’s website at https://investors.verisresidential.com/sec-filings or through the SEC’s website at www.sec.gov. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s proxy statement on Schedule 14A and other materials to be filed with the SEC in connection with the proposed merger.